Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc.

Added to the Russell Microcap® Index

Virginia Beach, VA – June 30, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, today announced that the Company has been selected to join the Russell Microcap® Index as part of Russell Investments reconstitution of its comprehensive set of U.S. and global equity indexes. The final 2014 reconstitution of the Russell Indexes took place after the market closed on June 27, 2014, and final membership lists was posted on June 30, 2014 on www.russell.com, with trading in the reconstituted indexes commencing at the opening of the stock market today.

Membership in the Russell Microcap Index, which remains in place for one year, results in automatic inclusion in the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

Jon S. Wheeler, Chairman and Chief Executive Officer, stated, “We are very proud to be included in the Russell Microcap® Index. We believe inclusion in the index will increase Wheeler’s visibility among institutional investors and that it is a significant step forward for the Company.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Russell calculates more than 700,000 benchmarks daily covering approximately 98% of the investable market globally, 80 countries and more than 10,000 securities. Approximately $5.2 trillion in assets are benchmarked to the Russell indexes.

Annual reconstitution of Russell indexes captures 4,000 U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000® Index and Russell Microcap Index. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Total returns data for the Russell Microcap and other Russell Indexes is available at http://www.russell.com/indexes/data/US_Equity/Russell_US_Index_returns.asp.

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Wheeler Real Estate Investment Trust Inc.	Page 2
June 30, 2014

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement

Wheeler Real Estate Investment Trust, Inc. (the “Company”) considers portions of the information in this press release to be forward - looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward - looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward - looking statements. There are a number of important factors that could cause the Company’s operations to differ from those indicated by such forward - looking statements. For additional information regarding these factors that could cause the operations of the Company to differ materially from those indicated in the forward - looking statements, please refer to the Company’s filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward - looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	-OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Terry Downs
Corporate Secretary		Associate
(757) 627-9088 / robin@whlr.us		(212)836-9615/
tdowns@equityny.com

Adam Prior
Senior Vice-President
(212)836-9606/
aprior@equityny.com